                                                                     EXHIBIT 3.2



                                 RESTATED BYLAWS


                                       OF




                        GREEN TREE FINANCIAL CORPORATION,

                             A DELAWARE CORPORATION

                                    CONTENTS

 BYLAW PROVISION                                                     PAGE NUMBER

 Article I. OFFICES, CORPORATE SEAL                                          1
                  Section 1.01. Offices                                      1
                  Section 1.02. Corporate Seal                               1

 Article II. MEETINGS OF STOCKHOLDERS                                        1
                  Section 2.01. Place of Meeting                             1
                  Section 2.02. Annual Meetings                              1
                  Section 2.03. Special Meetings                             1
                  Section 2.04. Record Date                                  2
                  Section 2.05. Notice of Meeting                            2
                  Section 2.06. Quorum                                       2
                  Section 2.07. Adjourned Meetings                           2
                  Section 2.08. Act of the Stockholders                      2
                  Section 2.09. Voting                                       2
                  Section 2.10. Proxies                                      3
                  Section 2.11. Waiver of Notice                             3
                  Section 2.12. List of Stockholders                         3

 Article III. DIRECTORS                                                      3
                  Section 3.01. General Powers                               3
                  Section 3.02. Number, Qualification and Term of Office     3
                  Section 3.03. Board Meetings                               4
                  Section 3.04. Calling Meetings; Notice                     4
                  Section 3.05. Waiver of Notice                             4
                  Section 3.06. Quorum                                       4
                  Section 3.07. Conference Communications                    5
                  Section 3.08. Vacancies                                    5
                  Section 3.09. Removal                                      5
                  Section 3.10. Committees                                   5
                  Section 3.11. Committee of Disinterested Persons           6
                  Section 3.12. Written Action                               6
                  Section 3.13. Nomination of Director Candidates            6
                  Section 3.14. Determination of Contested Elections         6

 Article IV. OFFICERS                                                        7
                  Section 4.01. Number and Designation                       7
                  Section 4.02. Chief Executive Officer                      7
                  Section 4.03. Chief Financial Officer                      7
                  Section 4.04. President                                    7
                  Section 4.05. Vice President                               8
                  Section 4.06. Secretary                                    8
                  Section 4.07. Treasurer                                    8
                  Section 4.08. Authority and Duties                         8
                  Section 4.09. Removal and Vacancies                        8
                  Section 4.10. Compensation                                 8

 Article V. SHARES AND THEIR TRANSFER                                        8
         Section 5.01. Certificates for Shares                               8
         Section 5.02. Transfer of Shares                                    9
         Section 5.03. Loss of Certificates                                  9

 Article VI. DIVIDENDS, RECORD DATE                                          9
         Section 6.01. Dividends                                             9
         Section 6.02. Record Date                                           9

 Article VII. CORPORATE RECORDS                                             10
         Section 7.01. Share Register                                       10
         Section 7.02. Other Records                                        10

 Article VIII. SECURITIES OF OTHER CORPORATIONS                             10
         Section 8.01. Voting Securities Held by the Corporation            10
         Section 8.02. Purchase and Sale of Securities                      10

 Article IX. INDEMNIFICATION OF CERTAIN PERSONS                             10
         Section 9.01. Right to Indemnification                             10
         Section 9.02. Right of Indemnitee to Bring Suit                    11
         Section 9.03. Non-Exclusivity of Rights                            11
         Section 9.04. Insurance                                            11
         Section 9.05. Indemnification of Directors, Officers, Employees,   12
                           and Agents of Subsidiaries and Related Entities
                           and Employees and Agents of the Corporation
         Section 9.06. Amendment                                            12

 Article X. FISCAL YEAR                                                     12

 Article XI. AMENDMENTS                                                     12

                                    ARTICLE I
                             OFFICES, CORPORATE SEAL


     Section 1.01. OFFICES. The address of the registered office of the Corporation and the name of its registered agent, if any, at the address of the registered office shall be set forth in the Certificate of Incorporation or in the latest statement filed with the Secretary of State. The Corporation may have such other offices, within or without the State of Delaware, as the Board of Directors shall, from time to time determine.

     Section 1.02. CORPORATE SEAL. The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation and the word "Delaware" and the words "Corporate Seal". It shall not be necessary for the Corporation to use the corporate seal on any document.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

     Section 2.01. PLACE OF MEETING. Meetings of the stockholders of the Corporation shall be held at such place, either within or without the state of Delaware, as may be designated from time to time by the Board of Directors, or if not so designated, then at the office of the Corporation required to be maintained pursuant to Section 1.01 hereof.

     Section 2.02. ANNUAL MEETINGS. The Corporation shall hold meetings of the stockholders on an annual basis on such day or date and at such time and place as the Board of Directors shall determine by resolution. At annual meetings, the stockholders shall elect qualified successors for directors whose terms are expiring and may transact such other business as may be appropriate for stockholders' action.

     Section 2.03. SPECIAL MEETINGS. A special meeting of the stockholders for any purposes may be called at any time by the Board of Directors. The Corporation shall hold special meetings on the date and at the time and place fixed by the Board of Directors. The business transacted at a special meeting shall be limited to the purposes as stated in the notice of the meeting. Any business transacted at a special meeting that is not included in the purposes stated in the notice of meeting is voidable by or on behalf of the Corporation, unless all stockholders have waived notice of the meeting.

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     Section 2.04. RECORD DATE. The Board of Directors shall fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days nor less than ten days preceding the date of any meeting of stockholders as the record date for the determination of the stockholders entitled to notice of, and to vote at, such meeting. When a record date is so fixed, only stockholders as of that date are entitled to notice of and permitted to vote at that meeting of stockholders. In the absence of action by the Board of Directors, such record date shall be the forty-fifth day prior to a meeting, unless such forty-fifth day is not a business day in which event the record date shall be the last business day immediately prior to such forty-fifth day.

     Section 2.05. NOTICE OF MEETING. Except as otherwise specified in Section
2.07 or required by law, notice of each meeting of the stockholders stating the date, time, and place and, in the case of a special meeting, the purpose or purposes, shall be given at least ten days and not more than sixty days prior to the meeting to every holder of shares entitled to vote at such meeting.

     Section 2.06. QUORUM. The holders of a majority of the voting power of the shares entitled to vote at a meeting, whether present or in person or by proxy, shall constitute a quorum for the transaction of business at any annual or special meeting. If a quorum is present when a duly called or held meeting is convened, the stockholders present may continue to transact business until adjournment, even though the withdrawal of a number of stockholders originally present leaves less than the proportion or number otherwise required for a quorum.

     Section 2.07. ADJOURNED MEETINGS. Those present at a meeting may adjourn the meeting from time to time, whether or not a quorum is present. The corporation shall not be required to give notice of the reconvened meeting to the stockholders if the date, time, and place of the reconvened meeting is announced at the meeting being adjourned; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed fo the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At reconvened meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.

     Section 2.08. ACT OF THE STOCKHOLDERS. At any meeting of stockholders, the stockholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote, except to the extent otherwise required by Delaware General Corporation Law. In the event the Corporation shall have outstanding a class or series of shares that are entitled to vote as a class or series by Delaware General Corporation Law, the Certificate of Incorporation, these Bylaws, or the terms of such shares, the matter being voted upon must also receive the affirmative vote of the holders of the same proportion of the shares of that class or series as is required pursuant to the preceding sentence.

     Section 2.09. VOTING. At each meeting of the stockholders every stockholder having the right to vote shall be entitled to vote either in person or by proxy meeting the requirements of Section 2.10. Unless otherwise provided in the Certificate of Incorporation or according to the terms of the shares, each stockholder shall have one vote for each share having voting power registered in such stockholder's name on the books of the Corporation. Holders of shares entitled to vote may vote any portion of the shares in any way the stockholder chooses. If a stockholder votes without designating the proportion or number of shares voted in a particular way, the stockholder is deemed to have voted all of the shares in that way. Jointly owned shares may be voted by any joint owner unless the Corporation receives written

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notice from any one of them denying the authority of that person to vote the shares. Upon the demand of any stockholder, the vote upon any question before the meeting shall be by ballot.

     Section 2.10. PROXIES. A stockholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Corporation at or before the meeting at which the appointment is to be effective. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. An appointment of a proxy for shares held jointly by two or more stockholders is valid if signed by any one of them, unless the Corporation receives from any one of those stockholders written notice either denying the authority of that person to appoint a proxy or appointing a different proxy. To be valid, all proxies must meet the requirements of, and shall be governed by, Delaware General Corporation Law.

     Section 2.11. WAIVER OF NOTICE. Any stockholder may waive notice of any regular or special meeting, either before, at, or after such meeting, orally or in a writing signed by such stockholder or a representative entitled to vote the share, of such stockholder. Attendance by a stockholder at any meeting of stockholders is a waiver of notice of such meeting, except where the stockholder objects at the beginning of the meeting to the transaction of business because th meeting is not lawfully called or convened or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and the stockholder does not participate in the consideration of the item at that meeting.

         Section 2.12. LIST OF STOCKHOLDERS. The Secretary shall prepare and make, at least 10 days before every meeting of Stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present.


                                   ARTICLE III
                                    DIRECTORS

     Section 3.01. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     Section 3.02. NUMBER, QUALIFICATION AND TERM OF OFFICE. The number of directors shall be less than three nor more than eleven and shall be established by resolution of the Board of Directors. Directors need not be stockholders. The number of directors may be increased beyond eleven or decreased below three from time to time by a resolution adopted by the stockholders of at least 80% of the shares of the corporation entitled to vote or, to the extent permitted by law, by the Board of Directors. The directors shall be divided into three classes, as equal in number as possible. Directors in the first class (currently two directors) shall serve until the 1996 regular meeting of stockholders; directors in the second class (currently two directors) shall serve until the 1997 regular meeting of stockholders; and

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directors in the third class (currently two directors) shall serve until the
1998 regular meeting of stockholders. At each regular meeting of the stockholders each director elected to succeed a director whose term has expired shall hold office until the third succeeding regular meeting of the stockholders after such director's election and until such directors successor has been duly elected and qualified, or until the earlier death, resignation, removal or disqualification of such director. In case of any increase or decrease in the number of directors, the increase or decrease shall be distributed among the several classes as equally as possible as shall be determined by the Board of Directors or by the stockholders of at least 80% of the shares of the corporation entitled to vote; provided that any increase shall first be applied to the class of directors having the shortest unexpired term and any decrease shall first be applied to the class of directors having the longest unexpired term.

         Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation pursuant to Article 4 of the Certificate of Incorporation of the Corporation shall have the right, voting separately as a class or by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the series of Preferred Stock applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 3.02 or Article III unless expressly provided by the terms of the applicable series.

          (a) AMENDMENT. No provision of this Section 3.02 of Article III may be amended or rescinded, except by the affirmative vote of the stockholders of at least 80% of the outstanding shares of the corporation entitled to vote, or by the Board of Directors, to the extent permitted by law.

     Section 3.03. BOARD MEETINGS The Board of Directors may hold meetings from time to time at such time and place as the notice of such meeting may designate or at the place announced if no notice is required. The Board of Directors shall meet each year immediately after the annual meeting of the stockholders at the same place. No notice of any kind to either old or new members of the Board of Directors shall be necessary for such annual meeting or for any regular meeting of the directors fixed from time to time by resolution of a majority of the Board of Directors.

     Section 3.04. CALLING MEETINGS, NOTICE. Meetings of the Board of Directors may be called by the Chief Executive Officer, by giving at least twenty-four hours notice of the date, time and place thereof to each director by mail, telephone, telegram or in person. If the date, time and place of a Board of Directors meeting have been announced at a previous meeting of the Board of Directors, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.

     Section 3.05. WAIVER OF NOTICE. Any director may waive notice of any meeting of the Board of Directors either before, at, or after such meeting orally or in a writing signed by such director. A director, by the director's attendance at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, except when the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

     Section 3.06. QUORUM. A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting.

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     Section 3.07. CONFERENCE COMMUNICATIONS. Any or all directors may participate in any meeting or conference of the Board of Directors, or of any duly constituted committee thereof, by any means of communication through which the directors may simultaneously hear each other during such meeting and participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

         Section 3.08. VACANCIES. Vacancies in the Board of Directors of this Corporation occurring by reason of death, resignation, removal, or disqualification shall be filled for the unexpired term by a majority of the remaining directors, even though less than a quorum. Vacancies resulting from newly created directorships may be filled by a majority vote of the remaining directors. Each director elected to fill a vacancy shall hold office, subject to provisions of these Bylaws, until a qualified successor is elected by the stockholders at a regular or special meeting. The stockholders shall elect a director to fill the remainder of any unexpired term for which a director has been elected to fill a vacancy by the Board of Directors at their next regular or special meeting. No provision of this Section 3.08 of Article III may be amended or repealed except by the affirmative vote of the holders of at least 80% of the outstanding shares of the Corporation entitled to vote, or by the Board of Directors, to the extent permitted by law.

     Section 3.09. REMOVAL. The affirmative vote of the stockholders holding at least 80% of the shares entitled to vote at an election of directors may remove any or all of the directors from office at any time with or without cause. In the event that the Board of Directors or any one or more directors be so removed, new directors shall be elected at the same meeting. A director named by the Board of Directors to fill a vacancy may be removed from office at any time, with or without cause, by the affirmative vote of the remaining directors if the stockholders have not elected directors in the interim between the time of the appointment to fill such vacancy and the time of the removal. No provision of this Section may be amended or repealed except by the affirmative vote of the holders of at least 80% of the outstanding shares of the Corporation entitled to vote, or by the Board of Directors, to the extent permitted by law.

     Section 3.10. COMMITTEES. A resolution approved by the affirmative vote of a majority of the whole Board of Directors may establish committees having the authority of the Board of Directors in the management of the business of the corporation to the extent provided in the resolution except for those powers expressly reserved to the Board of Directors under Delaware law. No such committee shall have this power or authority in reference to amending the Certificate of Incorporation (except as otherwise permitted by law); adopting an agreement of merger or consolidation under Sections 251 or 252 of the Delaware General Corporation Law; recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or amending the bylaws of the Corporation. A committee shall consist of one or more directors appointed by affirmative vote of a majority of the whole Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the event of the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. A majority of the members of the committee present at a meeting is a quorum for the transactions of business, unless a larger or smaller proportion or number is provided in the resolution establishing the committee.

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     Section 3.11. COMMITTEE OF DISINTERESTED PERSONS. Pursuant to the procedure set forth in Section 3.10, the Board of Directors may establish a committee composed of one or more disinterested directors to determine whether it is in the best interests of the Corporation to pursue a particular legal right or remedy of the Corporation and whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the Corporation. The committee, once established, is not subject to the direction or control of, or termination by, the Board of Directors. The vacancy on the committee may be filled by a majority of the remaining committee members. The good faith determinations of the committee are binding upon the Corporation and its directors, officers and stockholders. The committee shall terminate when it issues a written report of its determination to the Board of Directors.

     Section 3.12 WRITTEN ACTION. Any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by all of the directors or committee members, unless the Articles provide otherwise, and such action need not be approved by the stockholders.

     Section 3.13. NOMINATION OF DIRECTOR CANDIDATES. Nominations of candidates for election to the Board of Directors of the Corporation at any annual meeting of the shareholders may be made only by or at the direction of the Board of Directors or by a shareholder entitled to vote at such annual meeting. All such nominations, except those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, such notice must be received at the principal executive offices of the Corporation not less than sixty days prior to the date of such annual meeting and must set forth (i) the name, age, business address, residence address and the principal occupation or employment of each nominee proposed in such notice, (ii) the name and address of the shareholder giving the notice as the same appears in the Corporation's stock register, (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee and by such shareholder and (iv) such other information concerning each such nominee as would be required soliciting proxies for the election of such nominee. Such notice must also include a signed consent of each such nominee to serve as a director of the Corporation, if elected.

         If the officer of the Corporation presiding at an annual meeting of the shareholders determines that a director nomination was not made in accordance with the foregoing procedures, such nomination shall be void and shall be disregarded for all purposes.

     Section 3.14. DETERMINATION OF CONTESTED ELECTIONS. In the event that there are more candidates for election to the Board of Directors at a meeting of the shareholders than there are directors to be elected at such meeting (a "Contested Election"), the vote for election of directors shall be by ballot and the officer of the Corporation presiding at the meeting shall appoint two persons, who need not be shareholders, to act as Inspectors of Election at such meeting.

         The Inspectors so appointed, before entering on the discharge of their duties, shall take and subscribe on oath or affirmation faithfully to execute the duties of Inspectors at such meeting with strict impartiality and according to the best of their ability, and thereupon the Inspectors shall take charge of the polls and after the balloting shall canvas the votes and determine in accordance with law and make a certificate to the Corporation of the results of the vote taken. No director or candidate for the office of director shall be appointed an Inspector.

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         The nominees for election to the Board of Directors in a Contested
Election who are certified by the Inspectors as having been elected shall be deemed to be duly elected and qualified upon the expiration of three business days following the date of such certification, provided that, in the event any court proceedings are commenced which challenge the results of such Contested Election, such nominees shall not be deemed to be duly elected and qualified until all such court proceedings, including appeals, shall have been finally concluded.

                                   ARTICLE IV
                                    OFFICERS

     Section 4.01. NUMBER AND DESIGNATION. The Corporation shall have one or more natural persons exercising the functions of the offices of Chief Executive Officer and Chief Financial Officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the Corporation, with such powers, rights, duties, and responsibilities as may be determined by the Board of Directors, including, without limitation, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such assistant officers or other officers as may from time to time be elected or appointed by the Board of Directors. Each such officer shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board of Directors. Any number of offices may be held by the same person.

     Section 4.02. CHIEF EXECUTIVE OFFICER. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer: (a) shall have general active management of the business of the Corporation, (b) shall, when present, preside at all meetings of the stockholders, (c) shall see that all orders and resolutions of the Board of Directors are carried into effect; (d) shall sign and deliver in the name of the Corporation any deed, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by these Bylaws or the Board of Directors to some other officer or agent of the Corporation; and (e) shall perform such other duties as from time to time may be assigned by the Board of Directors.

     Section 4.03. CHIEF FINANCIAL OFFICER. Unless provided otherwise by a resolution adopted by the Board of Directors, the Treasurer: (a) shall cause to be kept accurate financial records, for the Corporation; (b) shall cause to be deposited all monies, drafts, and checks in the name of and to the credit of the Corporation in such banks, and depositories as the Board of Directors shall designate from time to time; (c) shall cause to be endorsed for deposit all notes, checks and drafts received by the Corporation as ordered by the Board of Directors, making proper vouchers therefore; (d) shall cause to be disbursed corporate funds and shall cause to be issued checks and drafts in the name of the Corporation, as ordered by the Board of Directors; (e) shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all the transactions as Chief Financial Officer and of the financial condition of the Corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

     Section 4.04. PRESIDENT. Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. If an officer other than the President is designated Chief Executive Officer, the President shall perform such duties as may from time to time be assigned by the Board of Directors.

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     Section 4.05. VICE PRESIDENT. Each Vice President shall perform such duties as may be prescribed from time to time by these Bylaws or by the Board of Directors.

     Section 4.06. SECRETARY. Unless provided otherwise by a resolution adopted by the Board of Directors, the Secretary: (a) shall attend all meetings of the stockholders and Board of Directors, and shall record all the proceedings of such meetings in the minute book of the Corporation; (b) shall give proper notice of meetings of stockholders and Board of Directors and other notices required by law or these Bylaws, and (c) shall perform such other duties as from time t time may be assigned by the Board of Directors.

     Section 4.07. TREASURER. Unless otherwise determined by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Corporation. If an officer other than the Treasurer is designated Chief Financial Officer, the Treasurer shall perform such duties as may from time to time be assigned by the Board of Directors.

     Section 4.08. AUTHORITY AND DUTIES. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be determined from time to time by the Board of Directors. Unless prohibited by a resolution of the Board of Directors, an officer elected or appointed by the Board of Directors may, without specific approval of the Board of Directors, delegate some or all of the duties and powers of an office to other persons.

     Section 4.09. REMOVAL AND VACANCIES. The Board of Directors may remove any officer from office at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present. Such removal, however, shall be without prejudice to the contract rights of the person so removed. A vacancy in an office of the Corporation by reason of death, resignation, removal, disqualification, or otherwise may, or in the case of a vacancy i the office of the Chief Executive Officer or Chief Financial Officer shall, be filled for the unexpired term by the Board of Directors.

     Section 4.10. COMPENSATION. The officers of this Corporation shall receive such compensation for their services as may be determined by or in accordance with resolutions of the Board of Directors.

                                    ARTICLE V
                            SHARES AND THEIR TRANSFER

     Section 5.01. CERTIFICATES FOR SHARES. All shares of the Corporation shall be certificated shares. Each holder of shares of the Corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the Corporation owned by such stockholder. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the Corporation by the Chairman and Chief Executive Officer and by the Secretary or an Assistant Secretary or by such officers as the Board of Directors may designate. If the certificate is signed by a transfer agent or registrar, such signatures of the corporate officers may be facsimiles, engraved or printed. A certificate representing shares issued by this Corporation, if it is authorized to issue shares of more than one class or series, shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the

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Board of Directors to determine relative rights and preferences of subsequent classes or series. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 5.03.

     Section 5.02. TRANSFER OF SHARES. Transfer of shares on the books of the Corporation may be authorized only by the stockholder named in the certificate, or the stockholder's legal representative, or the stockholder's duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares. The Corporation may treat as the absolute owner of shares of the Corporation the person or persons in whose name shares are registered on the books of the Corporation. The Board of Directors may appoint one or more transfer agents and registrars to maintain the share records of the Corporation and to effect share transfers on its behalf.

     Section 5.03. LOSS OF CERTIFICATES. Any stockholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form, in an amount, and with one or more securities satisfactory to the Board of Directors, to indemnify the Corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

                                   ARTICLE VI
                             DIVIDENDS, RECORD DATE

     Section 6.01. DIVIDENDS. The Board of Directors shall have the authority, to declare dividends and other distributions upon shares to the extent permitted by law.

     Section 6.02. RECORD DATE. The Board of Directors may fix a date not exceeding sixty days nor less than ten days preceding the date fixed for the payment of any dividend as the record date for the determination of the stockholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend.

                                   ARTICLE VII
                                CORPORATE RECORDS

     Section 7.01. SHARE REGISTER. The Corporation shall keep at the office of its transfer agent a share register not more than one year old, containing the names and addresses of the many stockholders and the number and classes of shares held by each stockholder. The Corporation shall also keep at the office of its transfer agent a record of the dates on which certificates or transaction statements representing shares were issued.

     Section 7.02. OTHER RECORDS. The Corporation shall keep at the office where its chief executive officer maintains his principal office originals or copies of: (a) records of all proceeding of stockholders for the last three years; (b) records of all proceedings of the Board of Directors for the last three years;
(c) the Articles of Incorporation and all amendments currently in effect; (d) the Bylaws and all amendments currently in effect; (e) financial statements; (f) reports made to stockholders generally within the last three years; (g) a statement of the names and usual business addresses of the directors and

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principal officers; (h) voting trust agreements described in Section 218 of the
Delaware General Corporation Law and (i) such other documents, instruments and records required by Delaware General Corporation Law.

                                  ARTICLE VIII
                        SECURITIES OF OTHER CORPORATIONS

         Section 8.01. VOTING SECURITIES HELD BY THE CORPORATION. The Chief Executive Officer shall have full power and authority on behalf of the Corporation (a) to attend any meeting of security holders of other corporation in which the Corporation may hold securities and to vote such securities on behalf of the Corporation; (b) to execute any proxy for such meeting on behalf of the Corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of this Corporation. At such meeting, the Chief Executive Officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation possesses. The Board of Directors or the Chief Executive Officer may, from time to time, confer or delegate such powers to one or one or more other persons.

     Section 8.02. PURCHASE AND SALE OF SECURITIES. The Chief Executive Officer shall have full power and authority on behalf of the Corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the Corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors or the Chief Executive Officer may, from time to time, confer or delegate such power to one or more other persons.

                                   ARTICLE IX
                       INDEMNIFICATION OF CERTAIN PERSONS

     Section 9.01. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by

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the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

     Section 9.02. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under paragraph
(a) of this Section is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee i proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense t such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation.

     Section 9.03. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

     Section 9.04. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or subsidiary or related entity against any expense, liability, or loss, whether or not the Corporation would have the power to indemnity such person against such expense, liability, or loss under the Delaware General Corporation Law.

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     Section 9.05. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS
OF SUBSIDIARIES AND RELATED ENTITIES AND EMPLOYEES AND AGENTS OF THE
CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any director, officer, employee, or agent of a subsidiary or related entity of the Corporation or to any employee or agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     Section 9.06. AMENDMENT. Notwithstanding any other provisions of these Bylaws, the Certificate of Incorporation of the Corporation or the fact that a lesser percentage may be specified by law, by these Bylaws, or by the Certificate of Incorporation of this Corporation, the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding voting stock, voting as a single class, shall be required to amend, alter, adopt any provision inconsistent with, or repeal this Article IX.

                                    ARTICLE X
                                   FISCAL YEAR

     Section 10.01. The fiscal year of the Corporation shall begin on the 1st day of January of each year and end on the 31st day of December.

                                   ARTICLE XI
                                   AMENDMENTS

         Section 11.01. These Bylaws may be amended at any meeting of the Board of Directors if notice of such proposed amendment shall have been given in the notice of such meeting. Such authority in the Board of Directors is subject to
(a) the limitations imposed by the Delaware General Corporation Law, as now enacted or hereafter amended, or other applicable law and (b) the power of the stockholders to change or repeal such Bylaws by a majority vote (except to the extent a greater percentage of stockholders shall be required by these Bylaws or by the Certificate of Incorporation) of the stockholders present or represented at any meeting of stockholders called for such purpose.




(As of April 2, 1998)

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